Exhibit 23.1


INDEPENDENT AUDITOR'S CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in Registration Statements No. 33-79010, No. 333-1268, No. 333-09785, No. 333-35505 and No. 333-35507 of
OrthoLogic Corp. on Form S-8 and Registration Statements No. 33-82050, No. 333-1558 and No. 333-62321 of OrthoLogic Corp. on Form S-3 of our report dated February 19, 2002 appearing in this Annual Report on Form 10-K of OrthoLogic Corp. for the year ended December 31, 2001.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of OrthoLogic Corp. listed in Item 14. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Phoenix, Arizona
March 20, 2002